UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ANSWERTHINK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

April 2, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Answerthink, Inc. (the “Company”) to be held on Wednesday, May 9, 2007 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida.

At this meeting you will be asked to vote for the election of two directors. This matter is discussed in detail in the attached proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Ted A. Fernandez

Chairman and Chief Executive Officer

The date of this Proxy Statement is April 2, 2007, and it is first being mailed to shareholders on or about April 2, 2007.

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 9, 2007

The 2007 Annual Meeting of Shareholders of Answerthink, Inc. (the “Company”) will be held on Wednesday, May 9, 2007 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida for the following purposes:

1.	To elect two directors to the Board of Directors; and

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2007 as the record date to determine the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for ten days prior to the annual meeting at the Company’s offices and at the location of the annual meeting on May 9, 2007. All shareholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

Miami, Florida

April 2, 2007

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished, on or about April 2, 2007, to the shareholders of Answerthink, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at its 2007 Annual Meeting of Shareholders to be held on Wednesday, May 9, 2007 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, and any postponement or adjournment thereof.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon.

Executed but unmarked proxies will be voted

•	“FOR” Proposal 1 to elect the Board of Directors’ nominees for directors.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 15, 2007 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the annual meeting. On the record date, 44,887,809 shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

Assuming the presence of a quorum at the annual meeting, a plurality of the votes cast in person or represented by proxy at the annual meeting is required for election of the directors.

Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. For example, a “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not have any effect on the approval of Proposal 1.

The presence of a shareholder at the annual meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s certificate of incorporation provides that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently is composed of six directors. The Board of Directors is divided into three classes that are currently equal in number. Typically, one class of two directors is elected each year for a term of three years.

Two directors will be elected at the annual meeting. The Board of Directors has nominated Ted A. Fernandez and Alan T.G. Wix for the positions. If elected, Messrs. Fernandez and Wix each will serve for a three-year term expiring at the annual meeting in 2010. You can find more information about Messrs. Fernandez and Wix below.

Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors are elected by a plurality of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. FERNANDEZ AND WIX AS DIRECTORS.

Information as to the Nominees and Continuing Directors

The following table sets forth certain information regarding the Board of Directors’ nominees for election as directors and those directors who will continue to serve as such after the annual meeting.

Name	Age(1)	Director Since(2)	Position(s) held with the Company	Term Expires
NOMINEES
Ted A. Fernandez	50	1997	Chairman and Chief Executive Officer	2007
Alan T.G. Wix(3)	65	1999		2007

CONTINUING DIRECTORS
Edwin A. Huston(4)	68	2001		2008
John R. Harris(3)	59	2006		2008
David N. Dungan	53	2000	Vice Chairman and Chief Operating Officer	2009
Richard N. Hamlin(3)	59	2003		2009

(1)	The ages shown are as of April 1, 2007.
(2)	The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3)	Member of the Audit, Compensation and Nominating Committees.
(4)	Member of the Compensation and Nominating Committees.

The principal occupations for the past five years or more of the two nominees for directors and the four directors whose terms of office will continue after the annual meeting are set forth below.

Nominees

Ted A. Fernandez is a founder of the Company. He has served as Chairman of its Board of Directors and Chief Executive Officer since inception. Mr. Fernandez served as the National Managing Partner of KPMG, LLP’s (KPMG’s) Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

Alan T.G. Wix is the Chairman of Fiva Marketing, Ltd., a position he has held since April 2003. Mr. Wix served as the Chairman of the Board of Farsight PLC, from April 1999 until June 2005. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

Continuing Directors

Edwin A. Huston served as the Vice Chairman of Ryder System, Inc. (“Ryder”), an international logistics and transportation solutions company, from March of 1999 until retiring on June 30, 2000. Mr. Huston served as Senior Executive Vice President, Finance and Chief Financial Officer of Ryder from January 1987 until he became Vice Chairman. Mr. Huston is a director of Kaman Corporation, Tennenbaum Opportunities Fund V, LLC and Unisys Corp.

John R. Harris is the President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services. Mr. Harris assumed these roles in February of 2006. Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company, from December 2003 to January 2005. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. From September 1999 to September 2001, he served as Chairman and Chief Executive Officer of Ztango, Inc. Mr. Harris previously spent 25 years with Electronic Data Systems, during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries. He also served as EDS’s Corporate Vice President, Marketing & Strategy. Mr. Harris is a member of the Board of Directors of eTelecare Global Solutions, Premiere Global Services, Inc. and Ventiv Health, Inc.

David N. Dungan is a founder of the Company. He served as a Managing Director from the Company’s inception until March of 2000 when he became a director and was named Chief Operating Officer. Mr. Dungan was named Vice Chairman in February of 2006. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG Strategic Services Consulting Division from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

Richard N. Hamlin is a consultant and investor. He served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. Mr. Hamlin retired in June 2000 as a partner of KPMG Consulting, a position he held from January 2000. Mr. Hamlin served as a partner of KPMG from 1979 until January 2000, including service on KPMG’s Board of Directors from 1994 to 1998. Mr. Hamlin is a member of the Board of Directors of eTelecare Global Solutions.

Other Executive Officers

The principal occupation during the past five years or more of the Company’s other executive officers is set forth below.

Grant Fitzwilliam, age 39, is the Company’s Executive Vice President, Finance and Chief Financial Officer and has served in that capacity since August 2005. Mr. Fitzwilliam served as Managing Director of the Company’s Sarbanes Oxley Consulting Practice from April 2004 to August 2005 when he was named Executive Vice President, Finance and Chief Financial Officer. Mr. Fitzwilliam was Managing Director of the Company’s Oracle practice from April 2000 to April 2004. Mr. Fitzwilliam held a variety of other positions within the Company’s transformation and applications consulting practices from 1997 to 2000. Prior to joining the Company, Mr. Fitzwilliam was a manager with KPMG Consulting.

Corporate Governance and Other Matters

The Board of Directors consists of six members, a majority of which are considered “independent directors” under the current listing standards of the Nasdaq Stock Market. Our independent directors are Richard N. Hamlin, John R. Harris, Edwin A. Huston and Alan T.G. Wix. The Board of Directors currently has three committees – the Audit Committee, the Compensation Committee and the Nominating Committee.

The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and approving compensation and human resource programs for the Company. This includes the review of salary, bonus, restricted stock unit issuances, stock option issuances, employee benefit and welfare programs and human resources policies that enable the Company to continue to attract, retain and motivate the highest level of talent available. The Compensation Committee consults with the Chief Executive Officer when determining the compensation of the Company’s other Named Executive Officers. The Compensation Committee has not delegated the authority to approve executive officer compensation to any other person or committee. The current members of the Compensation Committee are Messrs. Huston (Chairman), Hamlin, Harris and Wix. The Compensation Committee endeavors to meet no less than four times to ensure there is independent review and approval of strategic management decisions affecting compensation. In fiscal year 2006 the Compensation Committee did not engage a compensation consultant. However, in fiscal year 2005 the Compensation Committee engaged an executive compensation consultant to assist the Committee in its evaluation of the then existing executive compensations programs administered by the Company. The consulting firm, Mercer Human Resource Consulting, was engaged directly by the Compensation Committee. The firm was instructed to meet with members of the Compensation Committee and senior management to obtain their respective views on various matters relating to the compensation of our Chief Executive Officer and other Named Executive Officers and to discuss the Company’s current and future business strategies. The consulting firm was instructed to make recommendations related to the executive compensation programs of the Company after comparing and contrasting these programs to current market data and practices for a group of peer companies. The consulting firm also made recommendations regarding the structure of the Company’s executive compensation programs, including the non-equity and equity components of these programs. Please see the Compensation Discussion and Analysis on page 9 of this Proxy Statement for a more detailed discussion of executive compensation programs.

The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to our Board of Directors candidates for election or re-election to the Board of Directors. The Nominating Committee also administers the Board’s annual self-evaluation process. The current members of the Nominating Committee are Messrs. Wix (Chairman), Hamlin, Harris and Huston. The Nominating Committee is governed by a written charter, which can be found at our website at http://www.answerthink.com/06_investor/02_governance.html.

The Company does not have a formal policy with regard to the consideration of director candidates recommended by security holders. However, the process for the submission of potential candidates for election to the Board by our shareholders is set forth in detail below.

The Nominating Committee selects and must approve by at least a majority vote all candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding annual meeting, then a shareholder wishing to nominate a director for the new position must deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2008” on page 25 in this Proxy Statement.

The shareholder’s notice referred to in the preceding paragraph must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such shareholder and beneficial owner, respectively, and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The Nominating Committee has not established minimum qualifications for director nominees nor has it established a description of specific skills that the directors feel are necessary for the Company’s directors to possess. However, when evaluating candidates for nomination, the Nominating Committee considers personal qualifications such as intelligence, integrity and strength of character as well as experience qualifications including the role, length of service and relevant experience. These qualities would be considered as they relate to any candidate, whether suggested by management or by one or more of the Company’s shareholders.

The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The primary functions of the Audit Committee are to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and its financial reporting and disclosure practices, (b) the Company’s systems of internal controls regarding finance and accounting compliance, (c) the independence and performance of the Company’s independent auditors, and (d) the Company’s ethical compliance programs. The Audit Committee performs all functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market.

The current members of the Audit Committee are Messrs. Hamlin (Chairman), Harris and Wix. Rules adopted by the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting the Nasdaq’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the Nasdaq Stock Market. The Board has determined that Mr. Hamlin is an audit committee financial expert, as that term is defined under SEC rules.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter can be found at our website at http://www.answerthink.com/06_investor/02_governance.html. For further information on the Audit Committee, please refer to the “Report of the Audit Committee” on page 22 in this Proxy Statement.

During the fiscal year ended December 29, 2006, the Board of Directors held 9 meetings, the Compensation Committee held 5 meetings, the Nominating Committee held 4 meetings and the Audit Committee held 17 meetings. During that same time period, no director attended fewer than 75% of the total number of all meetings of the Board of Directors and any committee on which he served. Our independent directors regularly meet as a group in executive session outside of the presence of management.

Our shareholders may communicate with our Board members via written correspondence mailed to the individual addresses found in the Beneficial Ownership of Common Stock table on page 24 of this Proxy Statement.

As is the case with all regularly scheduled meetings of the Board of Directors and its Committees, all of the Company’s directors endeavor to attend our annual meetings of shareholders in person. All of the Company’s directors attended the 2006 Annual Meeting of Shareholders.

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on our website at http://www.answerthink.com/06_investor/02_governance.html.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis seen below. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for its 2006 fiscal year, and the Board has approved that recommendation.

Respectfully submitted,

Compensation Committee

Edwin A. Huston, Chairman

Richard N. Hamlin

John R. Harris

Alan T.G. Wix

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s objectives relating to executive compensation is to attract and retain highly qualified people at salaries that are competitive with that of companies of similar size within our industry, and to align the financial interests of senior management to those of our stockholders by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit as well as the Company as a whole. The Compensation Committee has adopted compensation programs for our Named Executive Officers that address both short-term and long-term business objectives. By contemplating both long and short-term business objectives, our Named Executive Officers must focus on both the growth and current profitability of the Company. The long-term objectives require our Named Executive Officers to increase the strength of the Company by providing more customer value through the building of comprehensive service offerings, the development of differentiated service delivery strategies and attracting and developing the right employee base that will position the Company for future success. The short-term objectives require our Named Executive Officers to maintain the Company’s competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes profitability. We believe that the accomplishment of these short-term and long-term objectives should lead to increased shareholder value. The Company and the Board of Directors and its Compensation Committee are focused on the transformation of the organization in order to achieve sustainable operating performance, earnings growth and share price appreciation. We believe that this is reflected throughout our executive compensation programs.

The main goals of our compensation programs are as follows:

•	To focus executives on critical business issues

•	To attract and retain critical talent

•	To maximize shareholder value

•	To provide significant incentive opportunities tied to attainment of specific financial performance goals

In order to attract, retain, and commit top executives to the fulfillment of superior performance results, our executive compensation programs are designed to provide superior pay opportunities in exchange for superior performance.

We believe that our compensation strategy supports our business strategies and provides for differentiated pay in direct concert with performance results. We continue to observe what we believe to be our “comparative pay market” which is other business advisory, strategic consulting and specialty consulting organizations of similar or greater size as well as other professional services firms.

The Elements of Executive Compensation at Answerthink

The Company’s executive compensation program applies to our three Named Executive Officers. This program is designed to commit our Named Executive Officers to the fulfillment of exceptional operating results and provides significant incentive opportunities tied to the attainment of specific financial performance goals. In 2005, the Compensation Committee was assisted in the design of the program by Mercer Human Resources Consulting, a human resources consulting firm which performs research and provides benchmarking of public companies of a similar size within our industry. Compensation models employed by publicly and privately held peers were considered in the design of the program. The program includes base salaries which we believe are at market competitive levels for companies of similar size within our industry. Cash and equity bonuses are tied to the achievement of proforma earnings per share targets based on a Board approved operating plan. If Company performance falls short of the established goals for business growth, then the bonus compensation paid in connection with this program is reduced or eliminated. Further, if shareholder realized gains, measured in share price appreciation, do not follow the operating results of the Company, equity awards can be reduced through the application of dilution caps which are determined by our stock price and the number of our common shares outstanding. Answerthink continues to set performance targets for its executives that are challenging. Actual pay could be higher or lower based on performance results.

The executive compensation program consist of two primary elements: (1) annual compensation, consisting of base salaries and employee benefits; and (2) incentive compensation, in the form of performance based non-equity incentive plan awards and equity incentive grants.

Annual Compensation

Annual compensation consists of base salaries and employee benefits. These elements are intended to provide some degree of compensation certainty to the named executive officers by providing compensation that, unlike incentive compensation, is not at-risk for performance.

Base Salaries

The salaries payable to the Company’s Named Executive Officers are generally recommended to the Board of Directors by the Compensation Committee during the first quarter of each fiscal year. Each of the Named Executive Officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. We believe that the pay base salaries which currently pay are at market competitive levels for companies of similar size within our industry. Please refer to the “Summary Compensation Table” and the related footnotes and narratives beginning on page 13 of this Proxy Statement for additional information about base salaries.

Employee Benefits

The Named Executive Officers, like the rest of the Company’s employees, may elect to receive certain employee benefits. For 2006, these benefits included health insurance, dental and vision coverage, prescription drug plans, life insurance, flexible spending accounts, short-term and long-term disability and a 401(k) plan. The Company covers approximately 70% of the cost of these coverages for all of its employees, including its Named Executive Officers. Please refer to the “Summary Compensation Table” and the related footnotes and narratives beginning on page 13 of this Proxy Statement for additional information about these additional benefits.

Incentive Compensation

Incentive compensation consists of non-equity incentive awards paid annually in cash and equity incentive grants. The Compensation Committee targets a balance between the non-equity and equity (restricted stock unit) award opportunities included in the programs then weights the equity component more heavily due to the at risk and deferred receipt of the equity granted under the Company’s executive compensation programs. All performance based equity incentive awards vest one third per year beginning on the first anniversary of the date of grant, and such vesting is contingent on continued employment. When that incentive compensation is paid in the form of equity incentive grants, then the compensation also serves as a meaningful long-term incentive that is directly related to the enhancement of stockholder value.

Executive Compensation Decisions for 2006

In fiscal year 2005 the Compensation Committee engaged an executive compensation consultant to assist the Committee in its evaluation of the then existing executive compensations programs administered by the Company. The evaluation and resulting recommendations were expected to provide a framework that could be utilized for a number of years. The consulting firm made recommendations regarding the Company’s executive compensation programs, including the non-equity and equity components of these programs. Based on these recommendations, in May of 2005, the Compensation Committee increased our Chief Executive Officer’s salary in 2005 to $750,000 to bring his salary more in line with his peers. His salary for 2006 was not increased. The Committee also implemented an equity incentive plan for our Chief Executive Officer and Chief Operating Officer that provided significant incentives opportunities tied to the achievement of annual proforma earnings per share targets which are part of an operating plan approved by our Board of Directors. Proforma earnings per share is earnings per share based on Generally Accepted Accounting Principles adjusted to eliminate the effect of stock compensation expense, the amortization of intangible assets and other non-recurring items such as restructuring charges. This program was continued in 2006 and expanded to include our Chief Financial Officer and General Counsel. Similar programs were also adopted in 2006 for the senior executives of our subsidiary The Hackett Group, the leaders of our REL total working capital practice and certain leaders of our Best Practices Solutions practices. These programs have been continued for 2007. Each participant in these programs has target incentive opportunities expressed as a percentage of salary. Participants are placed in various “tiers”, reflecting their relative levels of responsibility and market impact. Incentive payouts vary by tier based on the achievement of certain performance targets.

As the annual level of corporate performance changes (whether measured in pro-forma earnings per share or practice operating profit), so too will the number of potential shares that may be awarded. Correlating to the three levels of pro-forma earnings per share performance (Commence, Goal and Superior), there are three grant rate caps based on a percentage of common shares outstanding (1.0%, 1.25%, and 2.0%). If Company performance falls short of the Board of Directors’ goals for the business, then the bonus compensation paid in connection with these programs is reduced or eliminated. Further, if shareholder realized gains measured in share price appreciation does not follow the operating results of the Company, equity awards can be reduced through the application of dilution caps which are determined by our stock price and the number of our common shares outstanding. For 2007, payouts will be interpolated for results that fall in between performance levels.

No non-equity or equity incentive plan payouts were made to our Named Executive Officers based on the Company’s pro-forma earnings per share performance for 2006. The Compensation Committee reserves the right to award non-equity and equity bonuses on a discretionary basis in recognition of significant contributions. The Compensation Committee at its meeting on February 16, 2007 awarded our Chief Financial Officer a discretionary $25,000 cash bonus and a discretionary 15,000 restricted stock unit award (to vest one third annually over a three year period) in recognition of his contribution during 2006.

Please refer to the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table and the related footnotes on page 13 of this Proxy Statement for additional information about incentive compensation.

Executive Compensation Program Decisions for 2007

The Compensation Committee reviewed and approved base salaries and non-equity and equity incentive plan targets for the Company’s executive officers, senior executives of The Hackett Group and REL and our Best Practice Solution practice leaders for fiscal year 2007 at its meeting held on February 16, 2007. The Committee specifically approved a program for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer that would pay non-equity and equity incentive awards related to annual 2007 performance subject to the achievement of a Board approved operating plan. The Compensation Committee reserves the right to award non-equity and equity bonuses on a discretionary basis in recognition of significant contribution.

Other Significant Compensation Programs

Our Managing Director and Senior Director Plan also includes market competitive salaries and provides for cash and equity bonuses based on targets established by our Chief Operating Officer for sales, revenue managed, and practice contribution margin by individual practice or geography. Participants in this plan are senior practice members with significant market impact.

Senior billable, functional department leaders and other associates that have not been assigned specific annual plans are eligible to participate in our Enterprise Incentive Plan. Participants in this program are eligible for quarterly bonuses based on significant achievement across the following metrics: practice management, sales, client relations, and strategic contribution. Delivery associates that are otherwise eligible for the Project Bonus (which is described below) are recognized from time to time for significant quarterly contributions from the Enterprise Incentive Plan.

The Project Bonus Plan is designed to align employee compensation with quality service delivery, knowledge capital, contribution, achievement of planned project and operating performance goals. The Plan assesses project team performance across three dimensions:

Project Realization (40%)

Client Satisfaction (40%)

Client Service Cycle Compliance (20%)

The Project Bonus is intended to reward superior project team performance, as well as superior individual contribution. The size of the Project Bonus pool is based on project team performance and the level of the Company’s profitability. Project team performance is evaluated based on project scores for the weighted components seen above. Individual project bonus allocations are determined by the project director and are based on individual member contribution.

Timing of Equity Incentive Plan Awards and Discretionary Equity Awards

The Company does not have a program, plan or practice to time equity awards, including option grants, to its Named Executive Officers, directors or any other employee in coordination with the release of material non-public information. Grants of restricted stock units are typically made to our Named Executive Officers in January or February of the year following the year during which those grants are earned. Annual restricted stock unit grants are made to our outside directors pursuant to our outside director compensation program in May of each year. New outside directors receive an initial restricted stock unit grant on the date that they join the Board. Any newly hired employee that receives a grant of restricted stock in connection with his or her initial compensation package receives that grant on the last day of the month in which his or her employment begins. Grants of restricted stock units are also made from time during the year to recognize promotions or to reward significant contribution.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the Company’s Named Executive Officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. For 2006, the Committee structured performance-based compensation, including grants of equity and annual incentive awards, to named executive officers who may be subject to Section 162(m) in a manner that is designed to meet those requirements. The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for the Company’s executive officers, however, it retains the flexibility to pay compensation to senior executives based on other considerations. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

While the accounting treatment for different equity vehicles does not materially impact the Committee’s decision regarding the issuance of stock options versus restricted stock units, the Committee does recognize that the granting of stock options, in most instances, will result in a higher and more volatile expense item on our profit and loss statement that would exist if restricted stock units are issued instead.

Compensation Deductibility Policy

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ted A. Fernandez (Chairman, Chief Executive Officer)	2006	750,000	—		1,027,487		208,122	—	—		1,985,609

David N. Dungan (Vice Chairman, Chief Operating Officer)	2006	525,000	—		494,601		104,063	—	339,702	(7)	1,463,366

Grant Fitzwilliam (Executive Vice President, Finance and Chief Financial Officer)	2006	275,000	25,000	(6)	75,615		—	—	—		375,615

Allan R. Frank (Former President)(3)	2006	122,500	—		67,448	(4)	15,222	—	392,830	(5)	598,000

(1)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to restricted stock granted to the Named Executive Officers in 2006 and in prior periods based on performance related to fiscal year 2005 and prior periods, exclusive of any estimates of forfeitures relating to service-based vesting. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these shares of restricted stock are set forth in footnote 11 to the Company’s 2006 audited financial statements.
(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to stock option awards made to our Named Executive Officers in 2006 and in prior periods based on performance related to fiscal year 2005 and prior periods, exclusive of any estimates of forfeitures relating to service-based vesting. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these stock option awards are set forth in footnote 11 to the Company’s 2006 audited financial statements.
(3)	Allan Frank, our former President, resigned his office on March 31, 2006 and chose not to seek re-election to our Board of Directors at our 2006 Annual Meeting of Shareholders.
(4)	Pursuant to the Resignation Agreement dated as of March 31, 2006 by and between Mr. Frank and the Company, all of Mr. Frank’s stock options became vested on March 31, 2006 and the date by which Mr. Frank must exercise these options was extended to July 31, 2007. Mr. Frank was also allowed to continue to vest in all restricted stock units issued and outstanding as of March 31, 2006 in accordance with the vesting schedule contained in the applicable award agreement. This amount reflects the accounting expense recognized in fiscal year 2006 associated with Mr. Frank’s outstanding stock option awards and restricted stock unit awards for the period of the year prior to the termination of his employment, exclusive of any estimates of forfeitures relating to service-based vesting. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these stock option awards are set forth in footnote 11 to the Company’s 2006 audited financial statements. This does not include a charge of $342,429 related to the period after the termination of Mr. Frank’s employment which was reflected in a restructuring charge recorded during the second quarter of 2006.
(5)	Pursuant to the Resignation Agreement dated as of March 31, 2006 by and between Mr. Frank and the Company, Mr. Frank will receive separation pay payments equal to $490,000, which represents one times his base salary in effect as of the date of the termination of his employment, paid over a twelve month period. He will continue to receive health insurance benefits during this period. This amount includes separation pay of $367,500 related to the period April 1, 2006 through December 29, 2006 and the cost of medical insurance coverage premiums paid to Mr. Frank in the amount $25,330 which includes a gross-up for federal and state taxes of $7,497.

(6)	Mr. Fitzwilliam was also awarded a discretionary grant of 15,000 restricted stock units at the Compensation Committee meeting held on February 16, 2007. The value of the grant on the date of grant was $52,050. He was also awarded a $25,000 discretionary cash bonus at this meeting.
(7)	Includes relocation expenses of $220,477 and a gross-up for federal and state taxes of $119,225.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Ted A. Fernandez	February 17, 2006	—	—	—	158,824	(1)	—	—	905,297

David N. Dungan	February 17, 2006	—	—	—	77,824	(1)	—	—	443,597

Grant Fitzwilliam	February 17, 2006	—	—	—	39,422	(2)	—	—	224,705

Allan R. Frank(4)	—	—	—	—	—		—	—	—

(1)	Represents performance based grant earned based on the achievement of certain 2005 financial performance goals. One third of this grant vests annually beginning with the first anniversary of the grant date.
(2)	Includes 8,088 restricted stock unit performance based grant earned based on the achievement of certain 2005 financial performance goals. One third of this grant vests annually beginning with the first anniversary of the grant date. Also includes 31,334 restricted stock unit grant issued in exchange for the surrender of an equal number of stock options granted in prior periods. One quarter of this grant vests annually beginning with the first anniversary of the grant date.
(3)	Represents the full grant date fair value of each restricted stock unit grant in 2006, calculated pursuant to FAS 123R.
(4)	Allan Frank, our former President, resigned his office on March 31, 2006 and chose not to seek re-election to our Board of Directors at our 2006 Annual Meeting of Shareholders.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Fernandez

Mr. Fernandez entered into an employment agreement with the Company effective as of June 2, 1998. It has since been amended as of June 10, 2005. The agreement is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice. The agreement provides for an annual salary of $750,000 plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. The agreement also contains certain, confidentiality, non-competition and non-solicitation provisions. Mr. Fernandez’s employment agreement also includes the following provisions: (a) upon a change of control, regardless of termination, Mr. Fernandez will receive two hundred percent of his annual salary paid over a twenty-four month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (b) upon termination without cause, Mr. Fernandez will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (c) upon termination for disability, Mr. Fernandez will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (d) upon termination due to death, Mr. Fernandez will receive full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; and (e) upon resignation for good reason, Mr. Fernandez will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options. Pursuant to the amended agreement, the term “annual salary” for all purposes is defined as Mr. Fernandez’ salary plus bonus for the most recent twelve months.

Mr. Dungan

Mr. Dungan entered into an employment agreement with the Company effective January 1, 1999. It has since been amended as of February 17, 2006. Mr. Dungan’s agreement is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice. The agreement provides for an annual salary of $525,000, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. The agreement contains certain confidentiality, non-competition and non-solicitation provisions. The agreement also includes the following provisions: (a) upon a change of control, regardless of termination, Mr. Dungan will receive two hundred percent of his annual salary paid over a twenty-four month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (b) upon termination without cause, Mr. Dungan will receive one year’s annual salary paid over a twelve month period; (c) upon termination for disability, Mr. Dungan will receive one year’s annual salary to be paid over a twelve month period and full vesting of any issued and outstanding equity grants, including restricted stock units and stock options; and (d) upon termination due to death, Mr. Dungan will receive full vesting of all issued and outstanding equity grants, including restricted stock units and stock options. Pursuant to the amended agreement, the term “annual salary” for all purposes is defined as Mr. Dungan’s salary plus bonus for the most recent twelve months.

Mr. Fitzwilliam

Mr. Fitzwilliam entered into an employment agreement with the Company effective as of November 9, 2005. Mr. Fitzwilliam’s employment agreement has a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provides for a current annual salary of $275,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event Mr. Fitzwilliam is terminated by the Company without “cause” (as defined) or Mr. Fitzwilliam terminates his employment with “good reason” (as defined), Mr. Fitzwilliam will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination. In the event Mr. Fitzwilliam finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Fitzwilliam contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Fitzwilliam’s employment is terminated by the Company without cause or by Mr. Fitzwilliam with good reason, in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary and benefits will be continued for one year (subject to cessation if Mr. Fitzwilliam is entitled to similar benefits from a new employer) and restricted stock, restricted stock units and stock options then held by him will become fully vested.

Mr. Frank

Allan Frank, our former President, resigned his office on March 31, 2006 and chose not to seek re-election to our Board of Directors at our 2006 Annual Meeting of Shareholders. Pursuant to the Resignation Agreement dated as of March 31, 2006 by and between Mr. Frank and the Company, all of Mr. Frank’ stock options became vested on March 31, 2006 and the date by which Mr. Frank must exercise these options was extended to July 31, 2007. Mr. Frank was also allowed to continue to vest in all restricted stock units issued and outstanding as of March 31, 2006 in accordance with the vesting schedule contained in the applicable award agreement. Pursuant to the Resignation Agreement, Mr. Frank will receive separation pay payments equal to $490,000 which represents one times his base salary in effect at on the date of the termination of his employment paid over a twelve month period. He will continue to receive health insurance benefits during this period. For 2006, separation related payments made to Mr. Frank totaled $392,830 which included separation pay of $367,500 related to the period April 1, 2006 through December 29, 2006 and the cost of medical insurance coverage premiums for this period paid to Mr. Frank in the amount $25,330 which includes a gross-up for federal and state taxes of $7,497.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Ted A. Fernandez	150,000		150,000	(1)	6.25	February 4, 2014	558,826	(2)	1,721,181

David N. Dungan	75,000		75,000	(1)	6.25	February 4, 2014	256,990	(3)	791,529

Grant Fitzwilliam	26,668		—		3.63	December 31, 2010	59,420	(4)	183,014
	2,433		—		1.86	September 23, 2012
	25,000		—		2.80	January 9, 2013

Allan R. Frank	50,000	(5)	—		$6.25	July 31, 2007	104,167	(6)	320,834

(1)	Fifty percent of these options vested on February 4, 2007. The remaining fifty percent will vest on February 4, 2008.
(2)	100,000 of these restricted stock units vested on February 11, 2007; 52,942 of these restricted stock units vested on February 17, 2007; 200,001 of these restricted stock units will vest on July 14, 2007; 50,000 of these restricted stock units will vest on February 11, 2008; 52,941 of these restricted stock units will vest on February 17, 2008; 50,000 of these restricted stock units will vest on February 11, 2009; and 52,942 will vest on February 17, 2009.
(3)	37,500 of these restricted stock units vested on February 11, 2007; 25,941 of these vested on February 17, 2007; 104,167 of these restricted stock units will vest on July 14, 2007; 18,750 of these restricted stock units will vest on February 11, 2008; 25,941 of these restricted stock units will vest on February 17, 2008 ; 18,750 of these restricted stock units will vest on February 11, 2009; and 25,941 will vest on February 17, 2009.
(4)	10,000 of these restricted stock units vested on February 11, 2007; 13,140 of these restricted stock units vested on February 17, 2007; 5,000 of these restricted stock units will vest on February 11, 2008 and 2009; 13,140 of these restricted stock units will vest on February 17, 2008 and 2009.
(5)	Pursuant to the Resignation Agreement dated as of March 31, 2006 by and between Mr. Frank and the Company, all of Mr. Frank’ stock options became vested as of March 31, 2006 and the date by which Mr. Frank must exercise these options was extended to July 31, 2007. Mr. Frank was also allowed to continue to vest in all restricted stock units issued and outstanding as of March 31, 2006 in accordance with the vesting schedule contained in the applicable award agreement.
(6)	Market value calculated by multiplying the number of restricted stock units by the closing price of the Company’s common stock on December 29, 2006, the last trading day of the year, which was $3.08.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Ted A. Fernandez	—	—	200,000	(1)	762,000

David N. Dungan	—	—	104,167	(1)	396,876

Grant Fitzwilliam	—	—	—		—

Allan R. Frank (2)	—	—	104,167		396,876

(1)	Represents the vesting of a portion of a restricted stock unit award issued in connection with a stock option exchange program in fiscal year 2003. In connection with the exchange program, Messrs. Fernandez and Dungan surrendered stock options totaling 800,001 and 416,668, respectively, which represented all of the outstanding stock options held by them as of the date of the exchange. These restricted stock units vest as to 50% of the units on the second anniversary of the July 14, 2003 grant date and as to 25% of the shares on the third and fourth anniversaries of the grant date and entitle the grantee to receive one share of common stock for each restricted stock unit upon vesting. At December 29, 2006, 75% of these restricted stock unit awards had vested. The dollar values reflected above are based on the closing price of the Company’s stock on the date of vesting, July 14. 2006. The remaining unvested restricted stock units issued in connection with this exchange had a value, based upon the fair market value of the Company’s common stock on December 29, 2006, of $616,000 and $320,834 for each of Messrs. Fernandez and Dungan, respectively.
(2)	Pursuant to the Resignation Agreement dated as of March 31, 2006 by and between Mr. Frank and the Company, Mr. Frank was also allowed to continue to vest in all restricted stock units issued and outstanding as of the date of his resignation in accordance with the vesting schedule contained in the applicable award agreement. This amount represents the vesting of a portion of a restricted stock unit award issued in connection with a stock option exchange program in fiscal year 2003. In connection with the exchange program, Mr. Frank surrendered stock options totaling 416,668 which represented all of the outstanding stock options held by him as of the date of the exchange. These restricted stock units vest as to 50% of the units on the second anniversary of the July 14, 2003 grant date and as to 25% of the shares on the third and fourth anniversaries of the grant date and entitle the grantee to receive one share of common stock for each restricted stock unit upon vesting. At December 29, 2006, 75% of these restricted stock unit awards had vested. The dollar values reflected above are based on the closing price of the Company’s stock on the date of vesting, July 14. 2006. The remaining unvested restricted stock units issued in connection with this exchange had a value, based upon the fair market value of the Company’s common stock on December 29, 2006, of $320,834.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below quantify the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers.

Mr. Fernandez’s Benefits and Payments Upon Termination(1)	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Base Salary	—	750,000	—	750,000	1,500,000
Annual Bonus	—	250,000	—	250,000	500,000
Stock Options (unvested and accelerated)	1,721,181	1,721,181	—	1,721,181	1,721,181

Benefits and Perquisites:
Health Insurance Premiums	16,444	16,444	—	16,444	32,888
Life, Accidental Death and Disability Premiums	1,448	1,448	—	1,448	2,896
Life Insurance Premium	8,537	8,537	—	8,537	17,074
Gross-up Payment	—	—	—	—	—

(1)	For purposes of this analysis, we assumed that Mr. Fernandez’s termination was effective December 31, 2006 and that his compensation in the fiscal year ended prior to his termination included a base salary equal to $750,000 and an annual bonus equal to $250,000.

Mr. Dungan’s Benefits and Payments Upon Termination(1)	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Base Salary	—	525,000	—	525,000	1,050,000
Annual Bonus	—	196,000	—	196,000	392,000
Stock Options (unvested and accelerated)	791,529	791,529	—	791,529	791,529

Benefits and Perquisites:
Health Insurance Premiums	7,440	7,440	—	7,440	14,880
Life, Accidental Death and Disability Premiums	1,040	1,040	—	1,040	2,080
Life Insurance Premium	—	—	—	—
Gross-up Payment	—	—	—	—	—

(1)	For purposes of this analysis, we assumed that Mr. Dungan’s termination was effective December 31, 2006 and that his compensation in the fiscal year ended prior to his termination included a base salary equal to $525,000 and an annual bonus equal to $196,000.

Mr. Fitzwilliam’s Benefits and Payments Upon Termination(1)	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Salary	—	—	—	137,500	275,000
Bonus	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	183,014

Benefits and Perquisites:
Health Insurance Policy	—	—	—	—	—
Life, Accidental Death and Disability Premiums	—	—	—	389	777
Life Insurance Premium	—	—	—	308	616
Gross-up Payment	—	—	—	—	—

(1)

For purposes of this analysis, we assumed that Mr. Fitzwilliam’s termination was effective December 31, 2006 and that his compensation in the fiscal year ended prior to his termination included a base salary equal to $275,000. Mr. Fitzwilliam does not currently participate in our health insurance programs. If he did participate in these programs, we would have to provide continuation of coverage for six months in the event that Mr. Fitzwilliam terminated his contract for good reason and twelve months if he was terminated without cause in connection with at change of control

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code.

DIRECTOR COMPENSATION

(for the fiscal year ended December 29, 2006)

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board of Directors or any of its committees. Directors who are not officers or employees of the Company (“Outside Directors”) receive, upon initial election to the Board, an award of 7,000 restricted stock units subject to an aggregate value limit of $35,000 which is based on the fair market value of our Common Stock on the date of grant. Outside Directors also receive annual restricted stock unit grants. An Outside Director who serves as a committee chairman receives an award of 3,500 restricted stock units each year and all other Outside Directors receive an award of 2,500 restricted stock units each year. Annual grants are also subject to an aggregate value limit of $20,000 and $15,000 for Committee Chairmen and non-Committee Chairmen, respectively. All restricted stock units granted under this program vest in three equal annual installments beginning on the first anniversary of the grant. The Board reserves the right to make additional stock option or restricted stock unit grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Outside Directors receive an annual cash retainer of $5,000. Outside Directors also receive a cash fee of $4,000 for each regularly scheduled Board meeting attended in person and a cash fee of $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members also receive a cash fee of $1,000 for each regularly scheduled committee meeting attended, whether in person or otherwise. Both Board and Committee members also receive a cash fee of $750 for each special meeting attended, whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Richard N. Hamlin	50,750	3,951	15,141	69,842
John R. Harris	47,500	7,770	0	55,270
Edwin A. Huston	45,000	3,951	19,773	68,724
Alan T.G. Wix	50,750	3,951	15,077	69,778

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2006 related to restricted stock units and stock option awards, exclusive of any estimates of forfeitures relating to service-based vestings. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these shares of restricted stock and stock options is set forth in Note 11 to the Company’s consolidated audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

OUTSTANDING DIRECTOR EQUITY AWARDS

AT FISCAL YEAR-END

(for the fiscal year ended December 29, 2006)

Name	Restricted Stock Awards (vested/unvested) (#)	Stock Option Awards (#) (exercisable/unexercisable)
Richard N. Hamlin	0/3,500	25,625/9,375
John R. Harris	2,334/4,666	0/0
Edwin A. Huston	0/3,500	38,750/15,000
Alan T.G. Wix	0/3,500	40,450/11,250

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Huston, Hamlin, Harris and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. No current or former member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Equity Compensation Plan Information

The Company maintains the Answerthink, Inc. 1998 Stock Option and Incentive Plan and the Answerthink, Inc. Employee Stock Purchase Plan (the “Plan”).

The table below sets forth the following information as of the December 29, 2006 year for (i) all compensation plans previously approved by the Company’s shareholders and (ii) all compensation plans not previously approved by the Company’s shareholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of unvested restricted stock units;

•	the weighted-average exercise price of such outstanding options, warrants and rights; and

•	the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by shareholders(1)	4,057,099	$5.69	(2)	11,752,912	(3)
Equity compensation plans not approved by shareholders(4)	63,945	$9.30		0

Total	4,121,044			11,752,912

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan and the Company’s Employee Stock Purchase Plan. In November 1999, a wholly-owned subsidiary of the Company merged with Think New Ideas, Inc. resulting in Think New Ideas, Inc. becoming a wholly-owned subsidiary of the Company. In connection with this acquisition, the Company assumed stock options under the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan. Both plans were approved by the stockholders of Think New Ideas prior to the merger. As such, the securities from the Think New Ideas plans are included in this amount.

(2)	The weighted-average exercise price does not include the 2,121,527 shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(3)	This amount includes 10,657,186 shares available for issuance under the Company’s 1998 Stock Option and Incentive Plan, which includes 1,813,062 shares available for issuance of restricted stock or restricted stock units. This amount also includes 1,095,726 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(4)	This amount represents shares underlying stock options that were assumed by the Company in connection with its acquisition by merger of Think New Ideas that were originally issued to members of the board of directors of Think New Ideas. No new awards are made under this plan.

Report of the Audit Committee

The members of the Audit Committee of the Board of Directors currently consists of Messrs. Hamlin (Chairman), Harris and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the SEC and the Nasdaq Stock Market. The Board of Directors determined that Mr. Hamlin is an audit committee financial expert under the SEC rules. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter, which was adopted and became effective on March 26, 2003 can be found at our website at http://www.answerthink.com/06_investor/02_governance.html. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee reviewed with BDO Seidman, LLP (“BDO”) its independent registered independent accounting firm, all matters required to be discussed by Statement of Auditing Standards No. 61 “Communications with Audit Committees.” In addition, the Committee has discussed with BDO the auditors’ independence from management and the Company, including the written disclosures delivered to the Committee by BDO as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with BDO’s independence.

The Audit Committee discussed with BDO the overall scope and plans for their audit. The Committee meets with BDO, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held 17 meetings during fiscal year 2006.

The Audit Committee has approved all audit and non-audit services provided by BDO in 2006. See “Pre-approval of Non-Audit Services” below. The Audit Committee will consider the re-appointment of BDO as the Company’s independent auditors for the fiscal year ended December 28, 2007 at its regularly scheduled meeting to be held in August of 2007.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 29, 2006 with management and with representatives of BDO. The Audit Committee also reviewed, and discussed with management and representatives of BDO, management’s assessment and report and BDO’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2006, for filing with the Securities and Exchange Commission.

Fees Paid To Independent Accountants

The following table sets forth fees for professional services provided by BDO, the Company’s current auditor, for the audit of the Company’s financial statements for fiscal year 2006 and fees billed for audit-related services, tax services, and all other services rendered by BDO during fiscal year 2006:

	2006	2005
Audit Fees(1)	734,171	434,000
Audit-Related Fees(2)	20,375	35,000
Tax Fees(3)	0	0
All other fees(4)	0	0

(1)	Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, and reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fees also include the report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.
(3)	Represents fees for services provided in connection with the review of the Company’s tax returns.
(4)	Represents fees for services provided to the Company not otherwise included in the categories seen above.

Pre-approval of Non-Audit Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of audit-related, tax and other services specifically described by the Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Committee as to the nature and cost of such services at the next Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Richard N. Hamlin, Chairman

John R. Harris

Alan T.G. Wix

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2007: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) by each of the Named Executive Officers; (iii) by each director and nominee of the Company; and (iv) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ted A. Fernandez(2)(3)	725,027	1.6
David N. Dungan(2)(4)	1,437,309	3.18
Grant Fitzwilliam(2)(5)	69,934	*
Allan R. Frank(6)	277,501	*
Alan T.G. Wix(2)(7)	42,617	*
John R. Harris(2)	2,334	*
Edwin A. Huston(2)(8)	42,917	*
Richard N. Hamlin(2)(9)	58,092	*
Columbia Wanger Asset Management, L.P.(10)	8,730,800	19.22
WAM Acquisition GP, Inc.(10)	7,980,800	17.57
All current directors and current Named Executive Officers as a group (7 persons)	2,380,430	5.30

*	Represents less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options or warrants held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 15, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for each of Messrs. Dungan, Fernandez, Fitzwilliam, Hamlin, Harris, Huston and Wix is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3)	Does not include 976,670 shares held through the Ted A. Fernandez Flint Trust dated February 18, 2003. Does not include 227,100 shares, 113,550 shares each of which are held by the Ted A. Fernandez, Jr. Irrevocable Trust (1998) and the Christina Marie Fernandez Irrevocable Trust (1998), respectively. Includes 225,000 vested options to purchase common stock. Includes 400,000 shares of common stock underlying vested restricted stock units, the receipt of which has been voluntarily deferred until July 14, 2007.
(4)	Includes 191,150 shares held through the DJD Family Limited Partnership, and 757,716 shares held in the Jeanine G. Dungan Trust dated August 5, 1998. Also includes 112,500 vested options to purchase common stock.
(5)	Includes 54,100 vested options to purchase common stock.
(6)	Mr. Frank resigned as the Company’s President effective March 31, 2006.
(7)	Includes 40,450 vested options to purchase common stock and 1,167 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(8)	Includes 38,750 vested options to purchase common stock and 1,167 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(9)	Includes 25,625 vested options to purchase common stock 1,167 vested restricted stock units granted pursuant to the Company’s outside director compensation program. Also includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.

(10)	The information reported is based on Form 13F filed with the Securities and Exchange Commission on January 26, 2007 by Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition G.P., Inc. (“WAM GP”). The statement discloses that, as of the time filing, WAM, a registered investment adviser, and WAM GP, the general partner of WAM, had shared voting and dispositive power with respect to 8,730,800 shares of common stock, and that all such shares were acquired by WAM and WAM GP on behalf of discretionary clients of WAM, including WAM GP. The address of WAM and WAM GP is 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of our directors and executive officers complied during fiscal year 2006 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that one late Form 4 filing, each reporting one transaction, was made for each Messrs. Fernandez, Dungan, Hamlin, Huston and Wix.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 6, 2007 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 4, 2008 and not later than March 6, 2008 provided, however, that in the event that the date of the 2008 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2007 Annual Meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 29, 2006. For a copy of the Company’s 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, telephone (305) 375-8005, facsimile (305) 379-8810.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

Frank A. Zomerfeld

Secretary

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DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 9, 2007.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposal — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Withhold		For	Withhold
01-Ted A. Fernandez	☐	☐	02 - Alan T. G. Wix	☐	☐	+

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 2 0 D V 0 1 2 5 6 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>            00P3DB

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE

PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

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Proxy

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 9, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ted A. Fernandez and Grant Fitzwilliam, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side, all shares of Common Stock, par value $.001 per share, of Answerthink, Inc., a Florida corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, May 9, 2007, at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, or any postponement or adjournment thereof, as follows on the reverse side.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE